CNL Strategic Capital, LLC S-1/A

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 12, 2018, in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-222986) and the related Prospectus of CNL Strategic Capital, LLC dated March 1, 2018.

/s/ Ernst & Young LLP

Charlotte, North Carolina

March 1, 2018